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                                                                    Exhibit 23.5

(SALLMANNS LETTERHEAD)
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Corporate valuation and consultancy                    22nd Floor, Siu On Centre
                                                       188 Lockhart Road
www.sallmanns.com                                      Wanchai, Hong Kong
                                                       Tel: (852) 2169 6000
                                                       Fax: (852) 2528 5079



15 October, 2004



The Directors
China Netcom Group Corporation (Hong Kong) Limited
156 Fuxingmen Street
Xicheng District
Beijing
The PRC

Dear Sirs,

CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED ("THE COMPANY")
GLOBAL OFFERING
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We consent to the inclusion in the Registration Statement on Form F-1 relating to the offering in the United States of America, of our reports on the valuation of property interests of the Company and its subsidiaries, and all references to our firm's name in the form and context in which they are included.




Yours faithfully,
for and on behalf of
SALLMANNS (FAR EAST) LIMITED



/s/ Paul L. Brown
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PAUL L. BROWN
BSc. FRICS FHKIS
Director








Hong Kong, Bangkok, Beijing,   A member of ATIS REAL-Weatheralls with offices in
Delhi, Kuala Lumpur, Manila,   UK, Austria, Belgium,Czech Republic, Denmark,
Shanghai, Singapore            France, Germany, Hungary, Ireland, Italy,
                               Netherlands, Russia, Spain, Australia,
                               New Zealand, Chile, Columbia, Mexico, USA.







                                                    (ATIS REAL WEATHERALLS LOGO)